Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2026 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.45 PER SHARE

ARLINGTON, Texas (Business Wire) - July 21, 2026 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported its third fiscal quarter results. All comparisons in this release are to the respective prior year period, unless noted otherwise.

Fiscal 2026 Third Quarter Highlights
As of or for the quarter ended June 30, 2026
•Net income attributable to D.R. Horton of $904.9 million or $3.20 per diluted share
•Consolidated pre-tax income of $1.2 billion, with a pre-tax profit margin of 13.3%
•Consolidated revenues of $9.2 billion
•Home sales revenues increased 1% to $8.7 billion and homes closed increased 4% to 23,983 homes
•Net sales orders of 23,084 homes with an order value of $8.4 billion
•Book value per share increased 5% to $84.85
•Repurchased 4.2 million shares of common stock for $615.7 million and paid cash dividends of $127.1 million

Consolidated Results
Three months ended June 30, 2026
Net income attributable to D.R. Horton for its third fiscal quarter decreased 12% to $904.9 million, and earnings per diluted share decreased 5% to $3.20. Consolidated pre-tax income totaled $1.2 billion on revenues of $9.2 billion, resulting in a pre-tax profit margin of 13.3%.

Nine months ended June 30, 2026
Net income attributable to D.R. Horton for the first nine months of fiscal 2026 decreased 20% to $2.1 billion, and earnings per diluted share decreased 13% to $7.45. Consolidated pre-tax income totaled $2.9 billion on revenues of $23.7 billion, resulting in a pre-tax profit margin of 12.2%.

Cash provided by operations was $880.8 million during the nine months ended June 30, 2026. Total liquidity at quarter end was $6.1 billion, and the Company's debt to total capital ratio was 23.0%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable. The Company has $600 million of homebuilding senior notes maturing in the next twelve months.

For the trailing twelve months ended June 30, 2026, the Company's return on equity (ROE) was 12.8% and return on assets (ROA) was 8.5%. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said:
“The D.R. Horton team delivered a solid third quarter, highlighted by earnings per diluted share of $3.20, consolidated pre-tax income of $1.2 billion, revenues of $9.2 billion and a pre-tax profit margin of 13.3%. We closed 23,983 homes, which was at the high end of our guidance range, while achieving a home sales gross margin of 20.7%. Consistent with our balanced approach to capital allocation and strong cash flow generation, we returned $742.8 million to shareholders through share repurchases and dividends during the quarter.

“Our teams are managing each community with discipline, balancing pace, price, incentives and inventory levels to maximize returns. Affordability constraints and cautious consumer sentiment continue to impact new home demand, and we expect sales incentives to remain elevated during the fourth quarter, with incentive levels dependent on demand, mortgage rates and other market conditions.

“Our experienced local operators, broad national footprint, flexible lot supply and strong balance sheet position us to compete effectively and capture demand across our markets. We remain focused on disciplined capital allocation and are committed to delivering value to our homebuyers while enhancing long-term returns for our shareholders.”

Homebuilding
Three months ended June 30, 2026
Homebuilding revenue for the third quarter increased 1% to $8.7 billion, and homes closed increased 4% to 23,983 homes. Homebuilding pre-tax income decreased 10% to $1.1 billion, and pre-tax profit margin was 12.3%. Net sales orders totaled 23,084 homes with an order value of $8.4 billion, flat with the same quarter of fiscal 2025. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the quarter was 20% compared to 17% in the prior year quarter.

Nine months ended June 30, 2026
Homebuilding revenue for the first nine months of fiscal 2026 decreased 3% to $22.3 billion, and homes closed of 61,287 homes were flat with the same period of fiscal 2025. Homebuilding pre-tax income decreased 19% to $2.5 billion, and pre-tax profit margin was 11.4%. Net sales orders increased 5% to 66,376 homes, and sales order value increased 4% to $24.3 billion. The cancellation rate for the first nine months of fiscal 2026 was 18% compared to 17% in the prior year period.

At quarter end, the Company had 38,000 homes in inventory, of which 23,300 were unsold. 7,600 of the Company’s unsold homes were completed, including 600 that had been completed for greater than six months. Of the Company’s homes closed during the nine months ended June 30, 2026, 67% were on lots developed by Forestar or third parties, up from 65% during the prior year period.

The Company’s homebuilding return on inventory (ROI) for the trailing twelve months ended June 30, 2026 was 17.0%. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Non-Homebuilding Segments
Three months ended June 30, 2026
•Rental: Rental operations revenues were $266.1 million from the sale of 601 single-family rental homes and 339 multi-family rental units with pre-tax income of $31.0 million, resulting in a pre-tax profit margin of 11.6%.
•Forestar: Forestar sold 3,659 lots and generated $407.0 million of revenue and $48.7 million of pre-tax income, resulting in a pre-tax profit margin of 12.0%.
•Financial Services: Financial services revenues were $220.7 million with pre-tax income of $70.3 million, resulting in a pre-tax profit margin of 31.9%.

Nine months ended June 30, 2026
•Rental: Rental operations revenues were $587.4 million from the sale of 1,564 single-family rental homes and 555 multi-family rental units with pre-tax income of $43.5 million, resulting in a pre-tax profit margin of 7.4%.
•Forestar: Forestar sold 8,541 lots and generated $1.1 billion of revenue and $113.4 million of pre-tax income, resulting in a pre-tax profit margin of 10.8%.
•Financial Services: Financial services revenues were $598.2 million with pre-tax income of $180.0 million, resulting in a pre-tax profit margin of 30.1%.

Share Repurchases and Dividends
During the third quarter of fiscal 2026, the Company repurchased 4.2 million shares of common stock for $615.7 million, for a total of 14.6 million shares repurchased for $2.2 billion during the nine months ended June 30, 2026. Common shares outstanding at June 30, 2026 totaled 280.7 million, down 6% from a year ago, and the Company’s remaining stock repurchase authorization was $1.1 billion.

The Company paid cash dividends of $127.1 million during the third quarter of fiscal 2026, for a total of $388.3 million of dividends paid during the nine months ended June 30, 2026. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.45 per share payable on August 13, 2026 to stockholders of record on August 6, 2026.

Guidance
Based on the Company’s results for the first nine months of fiscal 2026 and current market conditions, D.R. Horton is updating its guidance for fiscal 2026 as follows:
•Consolidated revenues in the range of $32.5 billion to $33.0 billion
•Homes closed by homebuilding operations of 83,800 homes to 84,300 homes
•Income tax rate of approximately 25.0%
The Company is reiterating its fiscal 2026 guidance as follows:
•Consolidated cash flow provided by operations of at least $3.0 billion
•Share repurchases of approximately $2.5 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its fourth quarter of fiscal 2026 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, July 21) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 832533), and the call will also be webcast from the Company’s website at investor.drhorton.com.

Fourth Quarter Conference Call
As previously announced, the Company plans to release financial results for its fourth quarter and fiscal year 2026 on Thursday, October 29, 2026 before the market opens, with a conference call at 8:30 a.m. Eastern Time. Details on how to access the call will be available at a later date.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed 1.3 million homes in its 47-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended June 30, 2026, D.R. Horton closed 84,655 homes in its homebuilding operations, in addition to 3,129 single-family rental homes and 2,370 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that affordability constraints and cautious consumer sentiment continue to impact new home demand, and we expect sales incentives to remain elevated during the fourth quarter, with incentive levels dependent on demand, mortgage rates and other market conditions; our experienced local operators, broad national footprint, flexible lot supply and strong balance sheet position us to compete effectively and capture demand across our markets; and we remain focused on disciplined capital allocation and are committed to delivering value to our homebuyers while enhancing long-term returns for our shareholders. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to:
•the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions;
•adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources;
•reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;
•the risks associated with our land, lot and rental inventory;
•our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully;
•the impact of an inflationary, deflationary or higher interest rate environment;
•risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals;
•the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses;
•the effects of weather conditions and natural disasters on our business and financial results;
•home warranty and construction defect claims;
•the effects of health and safety incidents;
•reductions in the availability of performance bonds;
•increases in the costs of owning a home;
•the effects of information technology failures, cybersecurity incidents, and the failure to satisfy privacy and data protection laws and regulations;
•the effects of governmental regulations and environmental matters on our land development and housing operations;
•the effects of changes in income tax and securities laws;
•the effects of governmental regulations on our financial services operations;
•the effects of competitive conditions within the industries in which we operate;
•our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;
•the effects of negative publicity;
•the effects of the loss of key personnel; and
•the effects of actions by activist stockholders.

Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2026	September 30, 2025
	(In millions)
ASSETS
Cash and cash equivalents	$2,078.7	$2,985.4
Restricted cash	56.2	47.9
Total cash, cash equivalents and restricted cash	2,134.9	3,033.3
Inventories:
Construction in progress and finished homes	9,083.9	7,648.5
Residential land and lots — developed, under development, held for development and held for sale	14,557.2	14,935.5
Rental properties	3,045.8	2,703.3
Total inventory	26,686.9	25,287.3
Mortgage loans held for sale	2,990.6	2,566.5
Deferred tax asset, net	—	44.5
Property and equipment, net	607.5	578.9
Other assets	3,927.9	3,797.2
Goodwill	163.5	163.5
Total assets	$36,511.3	$35,471.2
LIABILITIES
Accounts payable	$1,388.4	$1,221.9
Deferred tax liability, net	43.4	—
Accrued expenses and other liabilities	3,560.4	3,541.6
Notes payable	7,112.6	5,965.5
Total liabilities	12,104.8	10,729.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 404,898,495 shares issued and 280,730,194 shares outstanding at June 30, 2026 and 404,031,443 shares issued and 294,475,153 shares outstanding at September 30, 2025	4.0	4.0
Additional paid-in capital	3,634.9	3,576.1
Retained earnings	32,800.7	31,041.4
Treasury stock, 124,168,301 shares and 109,556,290 shares at June 30, 2026 and September 30, 2025, respectively, at cost	(12,620.1)	(10,431.1)
Stockholders’ equity	23,819.5	24,190.4
Noncontrolling interests	587.0	551.8
Total equity	24,406.5	24,742.2
Total liabilities and equity	$36,511.3	$35,471.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
	(In millions, except per share data)
Revenues	$9,227.1	$9,225.7	$23,672.2	$24,572.6
Cost of sales	7,080.9	7,016.5	18,227.9	18,553.1
Selling, general and administrative expense	991.2	944.3	2,759.7	2,721.1
Other (income) expense	(71.2)	(93.2)	(207.0)	(236.7)
Income before income taxes	1,226.2	1,358.1	2,891.6	3,535.1
Income tax expense	307.5	325.0	713.5	831.0
Net income	918.7	1,033.1	2,178.1	2,704.1
Net income attributable to noncontrolling interests	13.8	8.5	30.5	24.2
Net income attributable to D.R. Horton, Inc.	$904.9	$1,024.6	$2,147.6	$2,679.9

Net income per share attributable to D.R. Horton, Inc.
Basic	$3.21	$3.37	$7.47	$8.57
Diluted	$3.20	$3.36	$7.45	$8.53

Weighted average shares outstanding
Basic	282.2	304.1	287.5	312.7
Diluted	283.0	304.9	288.4	314.1

Other Consolidated Financial Data
Interest charged to cost of sales	$46.1	$38.4	$115.5	$100.9
Depreciation and amortization	$29.0	$25.2	$84.8	$73.9
Interest incurred	$73.4	$71.3	$189.9	$173.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2026	2025
	(In millions)
OPERATING ACTIVITIES
Net income	$2,178.1	$2,704.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84.8	73.9
Stock-based compensation expense	107.5	101.1
Deferred income taxes	88.0	101.2
Inventory and land option charges	65.2	100.8
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(1,417.2)	(146.1)
Decrease (increase) in residential land and lots – developed, under development, held for development and held for sale	372.3	(1,481.1)
Increase in rental properties	(342.9)	(230.8)
Increase in other assets	(108.8)	(136.5)
Increase in mortgage loans held for sale	(424.1)	(290.2)
Increase in accounts payable, accrued expenses and other liabilities	277.9	152.7
Net cash provided by operating activities	880.8	949.1
INVESTING ACTIVITIES
Expenditures for property and equipment	(106.6)	(93.6)
Proceeds from sale of assets	—	18.4
Payments related to business acquisitions, net of cash acquired	(87.9)	(53.1)
Other investing activities	(19.0)	4.8
Net cash used in investing activities	(213.5)	(123.5)
FINANCING ACTIVITIES
Proceeds from notes payable	3,495.0	3,012.0
Repayment of notes payable	(2,789.9)	(1,891.1)
Borrowings on mortgage repurchase facilities, net	404.9	170.4
Proceeds from stock associated with certain employee benefit plans	8.9	8.5
Cash paid for shares withheld for taxes	(55.2)	(64.2)
Cash dividends paid	(388.3)	(376.4)
Repurchases of common stock	(2,209.4)	(3,576.3)
Net other financing activities	(31.7)	12.4
Net cash used in financing activities	(1,565.7)	(2,704.7)
Net decrease in cash, cash equivalents and restricted cash	(898.4)	(1,879.1)
Cash, cash equivalents and restricted cash at beginning of period	3,033.3	4,544.0
Cash, cash equivalents and restricted cash at end of period	$2,134.9	$2,664.9
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Notes payable issued for inventory	$—	$5.5
Stock issued under employee incentive plans	$114.0	$147.2
Repurchases of common stock not settled	$—	$23.2

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,268.8	$118.4	$394.9	$255.5	$41.1	$2,078.7
Restricted cash	25.5	4.3	—	26.4	—	56.2
Inventories:
Construction in progress and finished homes	9,218.1	—	—	—	(134.2)	9,083.9
Residential land and lots	12,096.7	—	2,711.5	—	(251.0)	14,557.2
Rental properties	—	3,054.9	—	—	(9.1)	3,045.8
	21,314.8	3,054.9	2,711.5	—	(394.3)	26,686.9
Mortgage loans held for sale	—	—	—	2,990.6	—	2,990.6
Deferred tax asset, net	45.4	(42.2)	—	—	(3.2)	—
Property and equipment, net	572.8	0.6	7.3	3.9	22.9	607.5
Other assets	3,528.5	55.8	106.9	213.5	23.2	3,927.9
Goodwill	134.3	—	—	—	29.2	163.5
	$26,890.1	$3,191.8	$3,220.6	$3,489.9	$(281.1)	$36,511.3
Liabilities
Accounts payable	$1,212.8	$217.0	$65.3	$0.3	$(107.0)	$1,388.4
Deferred tax liability, net	—	—	92.8	—	(49.4)	43.4
Accrued expenses and other liabilities	3,145.4	47.7	410.9	339.3	(382.9)	3,560.4
Notes payable	3,685.3	820.3	793.8	1,813.2	—	7,112.6
	$8,043.5	$1,085.0	$1,362.8	$2,152.8	$(539.3)	$12,104.8

	September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,210.5	$140.8	$379.2	$244.5	$10.4	$2,985.4
Restricted cash	25.5	2.5	—	19.9	—	47.9
Inventories:
Construction in progress and finished homes	7,743.7	—	—	—	(95.2)	7,648.5
Residential land and lots	12,572.8	—	2,645.1	—	(282.4)	14,935.5
Rental properties	—	2,710.4	—	—	(7.1)	2,703.3
	20,316.5	2,710.4	2,645.1	—	(384.7)	25,287.3
Mortgage loans held for sale	—	—	—	2,566.5	—	2,566.5
Deferred tax asset, net	125.7	(42.2)	—	—	(39.0)	44.5
Property and equipment, net	543.0	0.6	8.1	4.3	22.9	578.9
Other assets	3,344.1	38.9	104.6	220.6	89.0	3,797.2
Goodwill	134.3	—	—	—	29.2	163.5
	$26,699.6	$2,851.0	$3,137.0	$3,055.8	$(272.2)	$35,471.2
Liabilities
Accounts payable	$1,016.8	$230.6	$71.0	$0.7	$(97.2)	$1,221.9
Accrued expenses and other liabilities	3,122.1	34.7	494.3	294.7	(404.2)	3,541.6
Notes payable	3,154.4	600.0	802.8	1,408.3	—	5,965.5
	$7,293.3	$865.3	$1,368.1	$1,703.7	$(501.4)	$10,729.0
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,681.9	$—	$—	$—	$—	$8,681.9
Land/lot sales and other	4.3	—	407.0	—	(352.9)	58.4
Rental property sales	—	266.1	—	—	—	266.1
Financial services	—	—	—	220.7	—	220.7
	8,686.2	266.1	407.0	220.7	(352.9)	9,227.1
Cost of sales
Home sales (2)	6,884.6	—	—	—	(75.0)	6,809.6
Land/lot sales and other	3.0	—	322.1	—	(290.5)	34.6
Rental property sales	—	218.0	—	—	(3.2)	214.8
Inventory and land option charges	21.0	0.1	0.8	—	—	21.9
	6,908.6	218.1	322.9	—	(368.7)	7,080.9
Selling, general and administrative expense	720.6	55.5	38.3	172.1	4.7	991.2
Other (income) expense (3)	(9.6)	(38.5)	(2.9)	(21.7)	1.5	(71.2)
Income before income taxes	$1,066.6	$31.0	$48.7	$70.3	$9.6	$1,226.2

	Nine Months Ended June 30, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$22,240.1	$—	$—	$—	$—	$22,240.1
Land/lot sales and other	38.2	—	1,054.3	—	(846.0)	246.5
Rental property sales	—	587.4	—	—	—	587.4
Financial services	—	—	—	598.2	—	598.2
	22,278.3	587.4	1,054.3	598.2	(846.0)	23,672.2
Cost of sales
Home sales (2)	17,695.3	—	—	—	(191.1)	17,504.2
Land/lot sales and other	29.6	—	827.1	—	(688.2)	168.5
Rental property sales	—	493.8	—	—	(3.8)	490.0
Inventory and land option charges	56.7	0.4	7.9	—	0.2	65.2
	17,781.6	494.2	835.0	—	(882.9)	18,227.9
Selling, general and administrative expense	2,002.0	154.4	112.7	477.0	13.6	2,759.7
Other (income) expense (3)	(37.9)	(104.7)	(6.8)	(58.8)	1.2	(207.0)
Income before income taxes	$2,532.6	$43.5	$113.4	$180.0	$22.1	$2,891.6
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,349.5	$(324.6)	$27.6	$(221.7)	$50.0	$880.8
__________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest and rental income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,561.0	$—	$—	$—	$—	$8,561.0
Land/lot sales and other	19.8	—	390.5	—	(354.1)	56.2
Rental property sales	—	380.7	—	—	—	380.7
Financial services	—	—	—	227.8	—	227.8
	8,580.8	380.7	390.5	227.8	(354.1)	9,225.7
Cost of sales
Home sales (2)	6,691.6	—	—	—	(62.2)	6,629.4
Land/lot sales and other	17.0	—	308.9	—	(288.0)	37.9
Rental property sales	—	295.6	—	—	(0.6)	295.0
Inventory and land option charges	51.9	0.4	1.9	—	—	54.2
	6,760.5	296.0	310.8	—	(350.8)	7,016.5
Selling, general and administrative expense	670.0	61.4	37.4	171.0	4.5	944.3
Other (income) expense (3)	(36.0)	(31.5)	(1.3)	(24.5)	0.1	(93.2)
Income before income taxes	$1,186.3	$54.8	$43.6	$81.3	$(7.9)	$1,358.1

	Nine Months Ended June 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$22,887.9	$—	$—	$—	$—	$22,887.9
Land/lot sales and other	63.1	—	991.9	—	(828.3)	226.7
Rental property sales	—	835.0	—	—	—	835.0
Financial services	—	—	—	623.0	—	623.0
	22,951.0	835.0	991.9	623.0	(828.3)	24,572.6
Cost of sales
Home sales (2)	17,828.4	—	—	—	(165.3)	17,663.1
Land/lot sales and other	33.7	—	774.1	—	(675.8)	132.0
Rental property sales	—	657.8	—	—	(0.6)	657.2
Inventory and land option charges	93.2	4.3	3.9	—	(0.6)	100.8
	17,955.3	662.1	778.0	—	(842.3)	18,553.1
Selling, general and administrative expense	1,944.5	165.8	111.8	485.4	13.6	2,721.1
Other (income) expense (3)	(83.0)	(82.3)	(4.1)	(65.4)	(1.9)	(236.7)
Income before income taxes	$3,134.2	$89.4	$106.2	$203.0	$2.3	$3,535.1
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,738.6	$(294.5)	$(453.9)	$(20.1)	$(21.0)	$949.1
__________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest and rental income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,183	$617.6	1,294	$683.6	3,340	$1,777.1	3,703	$1,980.1
Southwest	2,376	1,171.4	2,396	1,129.3	7,044	3,414.1	6,941	3,322.4
South Central	6,011	1,804.7	6,131	1,868.0	17,763	5,322.3	16,648	5,152.2
Southeast	5,456	1,862.0	5,475	1,830.1	15,427	5,223.9	15,077	5,094.2
East	4,857	1,653.8	4,887	1,696.5	13,877	4,778.8	13,228	4,579.8
North	3,201	1,330.2	2,888	1,214.8	8,925	3,738.9	7,748	3,305.8
	23,084	$8,439.7	23,071	$8,422.3	66,376	$24,255.1	63,345	$23,434.5

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,239	$652.0	1,270	$698.8	3,227	$1,737.9	3,549	$1,892.3
Southwest	2,438	1,171.6	2,396	1,166.2	6,498	3,086.6	6,937	3,369.7
South Central	6,660	1,967.1	6,239	1,938.2	16,399	4,867.9	15,943	4,954.7
Southeast	5,652	1,916.5	5,682	1,923.2	14,697	4,921.1	15,339	5,255.5
East	5,061	1,754.5	4,835	1,668.3	12,714	4,386.7	12,507	4,336.5
North	2,933	1,220.2	2,738	1,166.3	7,752	3,239.9	7,220	3,079.2
	23,983	$8,681.9	23,160	$8,561.0	61,287	$22,240.1	61,495	$22,887.9

SALES ORDER BACKLOG

	As of June 30,
	2026		2025
	Homes	Value	Homes	Value
Northwest	589	$316.9	689	$372.0
Southwest	1,581	813.9	1,218	576.3
South Central	3,799	1,207.5	3,459	1,091.2
Southeast	3,135	1,124.7	2,833	974.1
East	3,595	1,276.0	3,465	1,255.7
North	3,284	1,440.4	2,411	1,068.8
	15,983	$6,179.4	14,075	$5,338.1

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	June 30, 2026			September 30, 2025
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	10,700	17,100	27,800	12,200	17,100	29,300
Southwest	16,800	31,400	48,200	19,600	31,200	50,800
South Central	29,500	119,300	148,800	35,900	111,900	147,800
Southeast	27,100	104,100	131,200	31,500	113,600	145,100
East	27,800	107,900	135,700	31,500	111,100	142,600
North	14,700	62,100	76,800	16,300	60,000	76,300
	126,600	441,900	568,500	147,000	444,900	591,900
	22%	78%	100%	25%	75%	100%
_____________
(1)Lots controlled at June 30, 2026 included approximately 41,000 lots owned or controlled by Forestar, 21,800 of which our homebuilding divisions had under contract to purchase and 19,200 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2025 included approximately 40,400 lots owned or controlled by Forestar, 22,800 of which our homebuilding divisions had under contract to purchase and 17,600 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	June 30, 2026	September 30, 2025
Northwest	2,000	1,700
Southwest	3,800	3,200
South Central	9,500	7,700
Southeast	8,200	6,300
East	8,800	6,300
North	5,700	4,400
	38,000	29,600
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.